JOINT REPORTING AGREEMENT
AND
POWER OF ATTORNEY

           WHEREAS, the statement or amended statement of Schedule 13D (the "Joint Statement") to which this joint reporting agreement and power of attorney (the "Agreement") is an exhibit is being filed on behalf of two or more persons (collectively, the "Reporting Persons"); and

          WHEREAS, the Reporting Persons prefer to file the Joint Statement on behalf of all of the Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

          NOW THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

          1. Each of the Reporting Persons disclaims that by entering into this Agreement or filing the Joint Statement pursuant to this Agreement that they are members of a "group" for purposes of reporting under Section 13(d) of the Securities and Exchange Act of 1934.

          2. Each of the Reporting Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

          3. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Joint Statement.

          4. None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

          5. The undersigned agrees that the Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Reporting Persons.

          6. The undersigned hereby constitutes and appoints Steven G. Singer, as attorney-in-fact with full power and authority to act, including full power of substitution, execute and deliver in the name of and for and on behalf of the undersigned any and all documents (including any amendments thereto) required to be filed by the undersigned or otherwise executed and delivered by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, all other federal, state and local securities and corporation laws, and all regulations promulgated thereunder.

          7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Dated as of: January 31, 2002

MARS/NORMEL RETIREMENT TRUST

By:/s/ Brad Singer
       Name: Brad Singer
       Title: Trustee

SINGER CHILDREN'S MANAGEMENT TRUST

By:/s/ Karen Singer
       Name: Karen Singer
       Title: Trustee

MARTIN SINGER GST TRUST

By: /s/ Dorothy Singer
       Name: Dorothy Singer
       Title: Trustee

KAREN SINGER

By: /s/ Karen Singer
Name: Karen Singer